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     FILED                Articles of Incorporation
In the office of the         (PURSUANT TO NRS 78)        Filing Fee:
Secretary of State of the      STATE OF NEVADA           Receipt #:
STATE OF NEVADA               Secretary of State
JAN 20 1999
C 1261-99
/s/ Dean Heller

(For filing office use)                   (For filing office use)
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IMPORTANT:  Read instructions on reverse side before completing this form.
               TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION:     ViaVid Broadcasting, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET
   ADDRESS in Nevada where process may be served)

     Name of Resident Agent:  Michael A. Cane

     Street Address:          101 Convention Center Dr.
                              Suite 1200
                              Las Vegas, NV  89109

3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value:  25 Million  Par value:  $.001
No. without par value:

4. GOVERNING BOARD: shall be styled as (check one): X Directors
   Trustees
   The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

   Michael A. Cane     101 Convention Center Dr.
                       Suite #1200
                       Las Vegas, NV 89109

5.   PURPOSE:(optional):  The purpose of the corporation shall be:

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0 .

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles.

     Michael A. Cane
     P.O. Box 12927, Las Vegas, NV 89112
     /S/ Michael A. Cane
     Signature
     State of Nevada, County of Clark

     This instrument was acknowledged before me
     on January 20, 1999 by
     Michael A. Cane
     as incorporator of
     ViaVia Broadcasting, Inc.
     /S/Ann Marie Gibson
        Notary Public
     (affix notary stamp or seal)

8.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:
     I, Michael A. Cane hereby accept appointment as Resident
     Agent for the above named corporation.
     /S/ Michael A. Cane                      01-20-99
     Signature of Resident Agent	            Date